EXHIBIT 5

                                  Law Offices
                        Freedman, Levy, Kroll & Simonds
                 Washington Square, 1050 Connecticut Ave., N.W.
                          Washington, D.C. 20036-5366
                                 (202) 457-5100

Arthur H. Bill                                                 Cable "Attorneys"
(202) 457-5103                                          Telecopier: 202-457-5151



                                                June 12, 1995


Coeur d'Alene Mines Corporation
400 Coeur d'Alene Mines Building
Post Office Box I
505 Front Avenue
Coeur d'Alene, Idaho 83814



                          Re: Registration Statement on Form S-8


Gentlemen:

     We have represented Coeur d'Alene Mines Corporation (the "Company") in connection with its Registration Statement on Form S- 8 being filed today with the Securities and Exchange Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to an offering by the Company of up to a total of 766,908 shares of the Company's common stock, par value $1.00 per share, (the "Shares") upon the exercise of options or issued as awards under the Company's Executive Compensation Program (which consists of the Annual Incentive Plan, Long-Term Incentive Plan and Long-Term Performance
Plan) and the Company's Non-Employee Directors' Stock Option Plan (collectively, the "Plans"). Of the Shares, 66,908 previously were registered under the Securities Act of 1933 (the "Act") under the Company's previously filed Registration Statement on Form S-8 (File No. 33- 638), and are included under the Registration Statement pursuant to Rule 429 under the Act.

     We have examined (1) the Articles of Incorporation of the Company and amendments thereto, (2) the By-Laws of the Company and amendments thereto, (3) the Registration Statement, (4) the Plans and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

     Based upon the foregoing, it is our opinion that:

1. The Company is a corporation duly organized and existing under the laws of the State of Idaho.

2.   When the following events shall have occurred:


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     (a)  the  Registration  Statement  is filed,  at which time it will  become effective under the Act, pursuant to General Instruction D to Form S-8, and

     (b) the Shares shall have been paid for and issued in accordance with the terms of the Plans,

the Shares thus sold will be legally issued, fully paid and non-assessable.

     This firm hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Sincerely,


                                       FREEDMAN, LEVY, KROLL & SIMONDS



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